                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 BANKRATE, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule an the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[Bankrate, Inc. Logo]


                                 April 30, 2001

  Dear Bankrate, Inc. Stockholders,

     You are cordially invited to attend the Annual Meeting of Stockholders of Bankrate, Inc. (the "Company") that will be held on Tuesday, June 19, 2001. The meeting will begin promptly at 9:00 a.m., local time, at The Waterford Hotel & Conference Center, 11360 U.S. Highway One, North Palm Beach, Florida 33408.

     The notice of the meeting and proxy statement on the following pages contain information on the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                   Sincerely,

                                   /s/ Elisabeth DeMarse
                                   Elisabeth DeMarse
                                   President and Chief Executive Officer

[Bankrate, Inc. Logo]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS   [LOGO OF ADDRESS]
                           TO BE HELD JUNE 19, 2001

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bankrate, Inc. (the "Company") will be held at The Waterford Hotel & Conference Center, 11360 U.S. Highway One, North Palm Beach, Florida 33408, at 9:00 a.m., local time, on Tuesday, June 19, 2001 (the "Annual Meeting"), to consider and act upon:

  1.  the election of two directors to the Company's Board of Directors; and

  2. such other business as may properly come before the Annual Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on April 16, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Robert J. DeFranco
                                          Senior Vice President-Chief
                                           Financial Officer
                                          Secretary

April 30, 2001
North Palm Beach, Florida

                                   IMPORTANT

   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

[Bankrate, Inc. Logo]

                                                                 [Address Logo]

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JUNE 19, 2001

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

Stockholders Meeting

   This Proxy Statement and the enclosed proxy card ("Proxy") are furnished on behalf of the Board of Directors of Bankrate, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 9:00 a.m., North Palm Beach, Florida time, on Tuesday, June 19, 2001 (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Waterford Hotel & Conference Center, 11360 U.S. Highway One, North Palm Beach, Florida 33408. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about May 7, 2001, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote

   Only holders of record of the Company's $.01 par value per share common stock (the "Common Stock") at the close of business on the record date, April 16, 2001, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 16, 2001, the Company had outstanding and entitled to vote 13,996,950 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed Proxy will be counted for purposes of determining the presence of a quorum at the meeting, whether or not the stockholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Counting of Votes

   The purpose of the Annual Meeting is to consider and act upon the election of directors and such other business as may properly come before the Annual Meeting. The enclosed Proxy provides a means for a stockholder to vote for the nominees for director listed thereon or to withhold authority to vote for such nominees. The Company's Bylaws provide that directors are elected by a plurality of the votes cast. Accordingly, the withholding of authority by a stockholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

   As of April 16, 2001 (the record date for the Annual Meeting), the current directors and executive officers of the Company owned or controlled the power to vote approximately 8,098,186 shares of the Common Stock eligible to be voted at the Annual Meeting, constituting approximately 57.9% of the outstanding Common Stock. The Company believes that directors and executive officers will vote all of their shares of Common Stock in favor of the election of each of the director nominees and, therefore, that the presence of a quorum and the election of the director nominees is reasonably assured.

Proxies

   When the enclosed Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of each of the nominees for election to the Board of Directors as set forth in Proposal 1.

   Discretionary authority is provided in the Proxy as to any matters not specifically referred to in the Proxy or this Proxy Statement. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, including a proposal to adjourn or postpone the Annual Meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

   Proxies will be solicited from the Company's stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. The Company may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and the Company estimates that the fee payable for such services will be less than $10,000. It is possible that directors, officers and other employees of the Company may make further solicitation personally or by telephone, facsimile or mail. Directors, officers and other employees of the Company will receive no additional compensation for any such further solicitation.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the amount and percent of shares of Common Stock that, as of April 16, 2001, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of the Company, by each nominee for election to the Board of Directors, by each executive officer of the Company named in the Summary Compensation Table, by all directors and executive officers of the Company as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Common Stock.

                                                           Common Stock
                                                      Beneficially Owned (1)
                                                      -----------------------
                                                       Number of
                                                       Shares of   Percentage
Name of Beneficial Owner                              Common Stock  of Class
------------------------                              ------------ ----------
Peter C. Morse (2)...................................  5,602,250      40.0%
 Principal Stockholder and Director
Robert H. Lessin (3).................................  1,276,900       9.1%
 Principal Stockholder
Bruns H. Grayson (4).................................  1,276,200       9.1%
 Principal Stockholder and Director
ING Barings LLC (5)..................................    947,896       6.8%
 Principal Stockholder
Salomon Smith Barney Inc. and Salomon Brothers
 Holding Company Inc. (6)............................    931,028       6.7%
 Principal Stockholder
Jeffrey M. Cunningham (7)............................    620,556       4.4%
 Chairman of the Board
Randall E. Poliner (8)...............................    528,887       3.8%
 Director
Elisabeth DeMarse (9)................................    316,129       2.2%
 President, Chief Executive Officer and Director
Robert P. O'Block (10)...............................    257,150       1.8%
 Director
William Martin (11)..................................     56,450         *
 Director
G. Cotter Cunningham (12)............................     83,583         *
 Senior Vice President--Chief Operating Officer
Robert J. DeFranco (13)..............................     41,927         *
 Senior Vice President--Chief Financial Officer
Procopia T. Skoran (14)..............................     17,079         *
 Vice President--Ad Operations
William P. Anderson, III (15)........................    199,167       1.4%
 Former President, Chief Executive Officer and
  Director
Edward V. Blanchard, Jr. (16)........................    173,000       1.2%
 Former Executive Vice President--Mergers and
  Acquisitions
All current executive officers and directors as a
 group (11 persons) (17).............................  8,804,375      59.9%

--------
  *  Less than 1% of the outstanding Common Stock.
 (1) For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding includes (i) 13,996,950 shares outstanding as of April 16, 2001, and (ii) shares issuable by the Company pursuant to options held by the respective persons or group which may be exercised within 60 days following April 16, 2001. These options are considered to be outstanding and beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
 (2) Includes 11,250 shares of Common Stock issuable upon exercise of stock options. The address of Mr. Morse is 100 Four Falls Plaza, Suite 205, West Conshohocken, Pennsylvania 19428.
 (3) Includes 384,600 shares of Common Stock owned by BRM Holdings LLC. Mr. Lessin is a controlling person of BRM Holdings LLC and is the beneficial owner of such shares. The address of Mr. Lessin is 826 Broadway, New York, New York 10003.
 (4) Includes 11,250 shares issuable upon exercise of stock options, 959,850 shares owned by ABS Ventures IV, L.P., and 305,100 shares owned by ABX Fund, L.P. Mr. Grayson disclaims beneficial ownership of the shares owned by ABS Ventures IV, L.P. and ABX Fund, L.P. The address of Mr. Grayson is 1 South Street, Suite 2150, Baltimore, Maryland 21202.
 (5) Information obtained from Schedule 13G filed with the Commission on February 9, 2000. The address of ING Barings LLC is 55 East 52nd Street, New York, New York 10055.
 (6) Information obtained from Schedule 13G filed with the Commission on February 14, 2000. The shares shown are beneficially owned by Salomon Smith Barney Inc. ("SSBI") and Salomon Brothers Holding Company Inc. ("SBHCI"), and by their affiliates, Salomon Smith Barney Holdings Inc. ("SSB Holdings") and Citigroup Inc. SSB Holdings and Citigroup Inc. disclaim beneficial ownership. The address of SSBI, SBHCI and SSB Holdings is 153 East 53rd Street, New York, New York 10043.
 (7) Includes 156,057 shares of Common Stock issuable to Mr. Cunningham upon exercise of stock options.
 (8) Includes 11,250 shares of Common Stock issuable upon exercise of stock options, 515,000 shares owned by Antares Capital Fund II Limited Partnership, and 2,637 shares owned by ACF Side Fund Limited Partnership. Mr. Poliner is president of Antares Capital Partners II, Inc., the general partner of such limited partnerships.
 (9) Represents 316,129 shares of Common Stock issuable to Ms. DeMarse upon exercise of stock options.
(10) Includes 11,250 shares of Common Stock issuable to Mr. O'Block upon exercise of stock options.
(11) Includes 43,750 shares of Common Stock issuable to Mr. Martin upon exercise of stock options.
(12) Includes 82,083 shares of Common Stock issuable to Mr. Cunningham upon exercise of stock options.
(13) Represents 41,927 shares of Common Stock issuable to Mr. DeFranco upon exercise of stock options.
(14) Includes 15,579 shares of Common Stock issuable to Ms. Skoran upon exercise of stock options.
(15) Represents 199,167 shares of Common Stock issuable to Mr. Anderson upon exercise of stock options.
(16) Includes 100,000 shares of Common Stock issuable to Mr. Blanchard upon exercise of stock options.
(17) Includes 703,338 shares of Common Stock issuable upon exercise of stock options, 1,782,587 shares owned by entities controlled by directors, and 1,500 shares owned jointly with a spouse.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Introduction

   At the Annual Meeting, two directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of two Class I directors (Mr. O'Block and Mr. Poliner), three Class II directors (Ms. DeMarse, Mr. Cunningham and Mr. Grayson), and two Class III directors (Mr. Martin and Mr. Morse). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors, and Class III directors will expire upon the election and qualification of successor directors at the 2003, 2001 and 2002 annual meeting of stockholders, respectively.

   Accordingly, Mr. Cunningham's, Ms. DeMarse's and Mr. Grayson's terms expire at the Annual Meeting. The Board of Directors has nominated Ms. DeMarse and Mr. Grayson to stand for election as directors. Mr. Cunningham previously determined that he would not stand for reelection. If reelected, Mr. Grayson and Ms. DeMarse will serve as a Class II directors whose terms will expire at the 2004 annual meeting of stockholders. There are no family relationships among any of the directors or the director nominees of the Company.

   Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election, such shares may be voted for the election of such substitute nominee or nominees, if any, as the Board of Directors may select. Each of the nominees has agreed to serve as a director if elected, and management has no reason to believe that they will be unable to serve.

     The Board of Directors recommends a vote FOR each of the nominees for director.

Information Concerning the Directors

   The name and age, principal occupation or employment, and other data regarding each director, based on information received from the respective director, are set forth below:

 Nominees to Serve as Class II Directors

   Elisabeth DeMarse, age 46, has served as a director, President and Chief Executive Officer of the Company since April 27, 2000. From April 1999 to April 2000, Ms. DeMarse served as executive vice president, content, strategy and acquisitions of Hoover's, Inc. From February 1999 to April 1999, Ms. DeMarse was a consultant to Hoover's. From October 1998 to January 1999, Ms. DeMarse was a consultant to GTCR Golder Rauner, a private equity investment firm. From December 1988 to July 1998, Ms. DeMarse served as vice president, marketing and business development of Bloomberg, a financial information provider. From October 1985 to December 1988, Ms. DeMarse served as vice president of Citicorp where she was responsible for business development. From June 1980 to June 1985, Ms. DeMarse served as director of marketing for Western Union, a provider of communication services. Ms. DeMarse holds a B.A. from Wellesley College and an M.B.A. from Harvard Business School.

   Bruns H. Grayson, age 53, has served as director of the Company since June 1997. Since 1982, Mr. Grayson has been the managing partner of ABS Ventures, a series of venture capital funds affiliated with DB Alex Brown, LLC. Mr. Grayson is a director of several private companies. Mr. Grayson holds a B.A. from Harvard University, an M.A. from Oxford University and a J.D. from the University of Virginia Law School. Mr. Grayson was a Rhodes Scholar in 1974.

   If reelected, Ms. DeMarse's and Mr. Grayson's terms as Class II directors will expire at the 2004 annual meeting of stockholders.

 Director whose Term Expires at the Annual Meeting

   Jeffrey M. Cunningham, age 48, has served as a director and Chairman of the Board of the Company since April 5, 2000. He is currently a senior partner with Internet Finance Partners, a Schroders Company involved in strategic venture investing. From 1998 to April 2000, Mr. Cunningham was president of CMGI, Inc.'s Internet Media Group, and was also president and chief executive officer of two other portfolio ventures, Zip2 and MyWay.com. From 1998 to 1998, he was Publisher of Forbes Inc. Mr. Cunningham currently serves on the board of directors of Schindler Holding (Zurich), Pagenet, Countrywide Mortgage and Genuity. He received his B.A. from Binghamton University in 1974.

 Continuing Directors

   The directors of the Company continuing in office as Class I Directors, elected to serve until the 2003 annual meeting, are as follows:

   Robert P. O'Block, age 58, has served as a director of the Company since May 1999. For 30 years, Mr. O'Block was with McKinsey & Company, Inc., serving as a consultant to a wide variety of business, nonprofit and public sector organizations in the United States, Europe and the Far East. As a former director of McKinsey & Company, Mr. O'Block led studies in financial restructuring; corporate, business unit and product strategy; manufacturing operations; and organization. He started his career as a member of the faculty of Harvard University where he performed research and taught courses in the areas of production and operations management, business economics and real estate. Mr. O'Block is currently a general partner of Freeport Center, a real estate and distribution complex in Utah. He is also Chairman of the Board of Overseers of the Boston Symphony Orchestra and a member of the Board of the U.S. Ski Team. Mr. O'Block received a bachelor's degree in mechanical engineering from Purdue University and an M.B.A. from Harvard Business School.

   Randall E. Poliner, age 45, has served as a director of the Company since November 1998. Since April 1993, Mr. Poliner has served as President of Antares Capital Corporation, a private venture capital firm investing equity capital in developmental and expansion stage companies. Mr. Poliner holds a Bachelor of Electrical Engineering from the Georgia Institute of Technology, an M.S. from Carnegie-Mellon University and an M.B.A. from Harvard Business School.

   The directors of the Company continuing in office as Class III Directors, elected to serve until the 2002 annual meeting, are as follows:

   William Martin, age 23, has served as a director of the Company since April 25, 2000. He is currently a partner at Silicon Ivy Ventures, CEO of Unstrung, Inc., and Editor of the eFinance Insider. In 1998, Mr. Martin was a co-founder of Raging Bull, an online financial media company.

   Peter C. Morse, age 53, has served as a director of the Company since July 1993. Mr. Morse served as our Chief Executive Officer from July 1993 until July 1997 and served as our Chairman from July 1997 until April 1999. Since 1982, Mr. Morse has served as president of Morse Partners, Ltd., a private equity firm that acquires operating companies and provides expansion capital. From 1986 to 1990, Mr. Morse was chairman of FAO Schwarz, the national chain of children's gifts stores. Mr. Morse holds a B.S.B.A. from Georgetown University and an M.B.A. from Columbia University.

Board of Directors Meetings and Committees
   During 2000, the Board of Directors held seven meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served.

   The members of the Audit Committee are Peter C. Morse (Chairman), Jeffrey
M. Cunningham, Randall E. Poliner and Robert O'Block. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's accounting and financial reporting process. The Audit Committee encourages continuous improvement of, and fosters adherence to, the Company's policies, procedures and practices at all levels.

   The members of the Compensation Committee are Bruns H. Grayson (Chairman), Jeffrey M. Cunningham and Randall E. Poliner. The Compensation Committee reviews and evaluates the compensation and benefits of all our officers, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option plans.

   The Company currently does not have a nominating committee. Instead, the full Board of Directors identifies individuals as nominees for election as directors of the Company.

Report of the Audit Committee

   The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

   As set forth in more detail in the Audit Committee charter attached as Appendix A, the Audit Committee's primary responsibilities include: ensuring the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements; the independence and performance of the Company's independent auditors; and the Company's compliance with legal, ethical and regulatory requirements.

   The Audit Committee recommends the selection of the Company's independent auditors to the Board of Directors and meets with the Company's independent auditors to discuss the scope and to review the results of the annual audit.

   The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Audit Committee met three times during 2000.

   All of the directors who serve on this committee are "Independent" for purposes of the National Association of Securities Dealers ("NASD") listing standards for small business issuers. That is, the Board of Directors has determined that all of the members of the Audit Committee do not have any relationship to the Company that may interfere with our independence from the Company and its management.

   The Audit Committee has reviewed the Company's financial statements and met with both management and KPMG LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

   The Audit Committee has received from and discussed with KPMG the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee has also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year end December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Members of the Audit Committee

                                          Peter C. Morse, Chairman
                                          Jeffrey M. Cunningham
                                          Randall E. Poliner
                                          Robert P. O'Block

Executive Compensation

   Summary Compensation Table. The following table sets forth, for the years indicated, the total compensation paid or accrued for the Company's President and Chief Executive Officer, our four other most highly compensated executive officers, each other person who served as our Chief Executive Officer during 2000, and two additional persons who were executive officers during 2000 but are no longer executive officers (collectively, the "Named Executive Officers").

                                      Annual Compensation
                             --------------------------------------            Number of
                                                         Other      Restricted Securities     All
                                                        Annual        Stock    Underlying    Other
Name and Principal Position  Year  Salary   Bonus   Compensation(1)   Awards    Options   Compensation
---------------------------  ---- -------- -------- --------------- ---------- ---------- ------------
Elisabeth DeMarse (2)...     2000 $184,615 $ 67,857     $   --         --       541,936     $   --
 President, Chief            1999      --       --          --         --           --          --
  Executive Officer and      1998      --       --          --         --           --          --
  Director

G. Cotter                    2000 $168,464 $ 52,500     $   --         --        60,000     $   --
 Cunningham (3).........     1999  121,154   19,200      24,164(4)     --       100,000      18,574(5)
 Senior Vice President--     1998      --       --          --         --           --          --
 Chief Operating Officer

Robert J. DeFranco (6)..     2000 $147,500 $ 38,750     $   --         --        45,000     $   --
 Senior Vice President--     1999   93,750   14,650         --         --        37,500         --
 Chief Financial Officer     1998      --       --          --         --           --          --

Edward L. Newhouse (7)..     2000 $ 73,558 $ 50,000     $   --         --       200,000     $   --
 Senior Vice President--     1999      --       --          --         --           --          --
 Chief Revenue Officer       1998      --       --          --         --           --          --

Procopia T. Skoran           2000 $108,846 $    --      $   --         --        14,000     $   --
 (10)...................     1999   94,484   10,000         --         --           --          --
 Vice President--Ad          1998   58,846      --          --         --        17,800         --
 Operations

William P. Anderson, III     2000 $189,710 $    --      $   --         --           --      $   --
 (8)....................     1999  344,005  125,000         --         --       358,500         --
 Former President, Chief     1998  275,000      --          --         --           --          --
 Executive Officer and
 former Director

Edward V. Blanchard, Jr.     2000 $163,558 $    --      $   --         --       100,000     $   --
 (9)....................     1999  140,192   50,000         --         --       400,000         --
 Former Executive Vice       1998      --       --          --         --           --          --
 President--Mergers and
 Acquisitions

--------
 (1) In accordance with the rules of the Commission, other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
 (2) Ms. DeMarse joined the Company in April 2000.
 (3) Mr. G. Cotter Cunningham served as interim President and Chief Executive Officer from February 25, 2000 until April 27, 2000. Mr. Cunningham joined the Company in March 1999.
 (4) Consists of reimbursement of relocation expenses.
 (5) Consists of reimbursement of certain expenses incurred by Mr. Cunningham prior to joining the Company.
 (6) Mr. DeFranco joined the Company in March 1999.
 (7) Mr. Newhouse joined the Company in August 2000.
 (8) Mr. Anderson served as President and Chief Executive Officer and as a director of the Company from July 1997 until his resignation on February 25, 2000.

 (9) Mr. Blanchard served as Executive Vice President--Mergers and Acquisitions of the Company from May 1999 until his resignation on June 22, 2000.
(10) Ms. Skoran joined the Company in 1998.

Option Grants in Last Fiscal Year

   The following table sets forth all individual grants of stock options during the year ended December 31, 2000, to each of the Named Executive
Officers:

                                        Individual Grants
                         ----------------------------------------------- Potential Realizable
                         Number of   Percent of                            Value at Assumed
                         Securities Total Options                          Annual Rates of
                         Underlying  Granted to   Exercise or                   Stock
                          Options   Employees in  Base Price  Expiration  Price Appreciation
Name                      Granted    Fiscal Year   Per Share     Date    for Option Term (1)
----                     ---------- ------------- ----------- ---------- --------------------
                                                                            5%        10%
                                                                         -------- -----------
Elisabeth DeMarse.......  541,936       33.7%        $2.69     4/27/10   $917,227 $ 2,326,260

G. Cotter Cunningham....   25,000        1.6%         4.50     2/16/10     70,750     179,250
                           35,000        2.2%         1.75     6/13/10     38,500      97,650

Robert J. DeFranco......   10,000        0.6%         4.50     2/16/10     28,300      71,700
                           35,000        2.2%         1.75     6/13/10     38,500      97,650

Edward L. Newhouse......  200,000       12.4%         1.88     8/28/10    237,000     601,000

Procopia T. Skoran......    7,000        0.4%         4.50     2/16/10     19,810      50,190
                            7,000        0.4%         1.75     6/13/10      7,700      19,530

Edward V. Bannchard,
 Jr.....................  100,000        6.2%         1.31     6/22/10     81,700     208,700

William P. Anderson,
 III....................      --         --            --          --         --          --

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Commission and are not intended to forecast future appreciation of our stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of our Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of our common stock to date.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

   The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options and the value of the outstanding options held by the Named Executive Officers at December 31, 2000:

                                                          Number of
                                                    Securities Underlying     Value of Unexercised
                                                     Unexercised Options      In-the-Money Options
                                                     at Fiscal Year-End      at Fiscal Year-End (1)
                         Shares Acquired  Value   ------------------------- -------------------------
Name                       on Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- -------- ----------- ------------- ----------- -------------
Elisabeth DeMarse.......       --         $ --      180,645      361,291       $ --         $ --
G. Cotter Cunningham....       --           --       55,417      104,583         --           --
Robert J. DeFranco......       --           --       28,073       54,427         --           --
Edward L. Newhouse......       --           --          --       200,000         --           --
Procopia T. Skoran......       --           --        9,271       22,529         --           --
William P. Anderson,
 III....................       --           --      199,167          --          --           --
Edward V. Blanchard,
 Jr. ...................       --           --      100,000          --          --           --

--------
(1) Based on the fair market value of our Common Stock as of December 31, 2000, of $0.1880 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

Employment Agreements

   Elisabeth DeMarse entered into an employment agreement with the Company effective as of April 27, 2000. Pursuant to this agreement, Ms. DeMarse is entitled to receive an annual base salary of $300,000 and a bonus of $100,000 payable in quarterly installments. In addition, Ms. DeMarse is eligible to participate, and has been granted options to acquire 541,936 shares of Common Stock under, the Company's 1999 Equity Compensation Plan. The Company has agreed to provide other benefits, including $500,000 in term life insurance and participation in the Company's benefit plans available to other executive officers. Under the terms of the employment agreement, Ms. DeMarse agrees to assign to the Company all of her copyrights, trade secrets and patent rights that relate to the business of the Company. Additionally, during the term of her employment and for a period of one year thereafter, Ms. DeMarse agrees not to compete with the Company and not to recruit any of the Company's employees, unless the Company terminates her without cause or she resigns for good reason. Upon Ms. DeMarse's termination of employment for certain reasons (i.e., without cause, disability, resignation for good reason (as defined in the agreement), or a change of control), the Company agrees to pay her a severance equal to 12 months' base salary, as well as reimburse her for health, dental and life insurance coverage premiums for one year after such termination. The agreement terminates on April 27, 2002, unless otherwise extended by the parties.

   Mr. Anderson entered into an employment agreement with the Company effective as of March 10, 1999. Pursuant to this agreement, Mr. Anderson was entitled to receive an annual base salary of $275,000 and a bonus as determined by the Board of Directors. In addition, Mr. Anderson was eligible to participate in, and was granted options to acquire 358,500 shares of common stock under, the Company's 1999 Equity Compensation Plan. Under the terms of the agreement, Mr. Anderson assigned to the Company all of his copyrights, trade secrets and patent rights that relate to the business of the Company. Additionally, Mr. Anderson agreed not to compete with the Company during the term of his employment and for a period of two years after termination of his employment. Mr. Anderson has also agreed not to solicit customers and employees of the Company for a period of two years following termination of his employment with the Company. On February 25, 2000, Mr. Anderson stepped down as President, Chief Executive Officer and director of the Company. Pursuant to the terms of Mr. Anderson's employment agreement, the Company paid Mr. Anderson approximately $150,000 in severance payments and his stock options vested through November 15, 2000.

   On May 12, 1999, the Company entered into an employment agreement with Edward V. Blanchard, Jr., under which the Company employed Mr. Blanchard to perform certain services for the Company as Executive

Vice President. Under the agreement, which terminated on May 30, 2000 unless otherwise extended or terminated pursuant to the terms of the agreement, Mr. Blanchard received an annual salary of $225,000 with bonuses as determined by the Company. Upon termination of the agreement, in certain circumstances, Mr. Blanchard was eligible for six months' severance equal to the amount of his base salary for the same time period. In addition to the employment agreement, the Company granted to Mr. Blanchard a nonqualified option to acquire 400,000 shares of the Company's common stock pursuant to the Company's 1999 Equity Compensation Plan. The exercise price of the option was $13.00 per share.

Stock Option and other Compensation Plans

   1997 Equity Compensation Plan. The Company's 1997 Equity Compensation Plan (the "1997 Plan") became effective on July 30, 1997. The aggregate number of shares reserved for issuance under the 1997 Plan is 1,500,000 shares. The purpose of the 1997 Plan is to provide incentives for key employees, officers, consultants and directors to promote the success of the Company, thereby benefiting stockholders and aligning the economic interests of the participants with those of the stockholders. Awards granted under the 1997 Plan may be restricted stock, options intended to qualify as "incentive stock options" or nonqualified stock options.

   As of April 16, 2001, options to purchase 609,953 shares of Common Stock were outstanding under the 1997 Plan at a weighted average exercise price of $4.96 per share. To date, 24,463 shares have been issued upon exercise of options granted under the 1997 Plan.

   1999 Equity Compensation Plan. The Company's 1999 Equity Compensation Plan (the "1999 Plan") became effective on March 10, 1999. The aggregate number of shares reserved for issuance under the 1999 Plan is 3,500,000 shares. The purpose of the 1999 Plan is to provide incentives for key employees, officers, consultants and directors to promote the success of the Company, thereby benefiting stockholders and aligning the economic interests of the participants with those of the stockholders. Awards granted under the 1999 Plan may be restricted stock, options intended to qualify as "incentive stock options" or nonqualified stock options.

   As of April 16, 2001, options to purchase 1,461,963 shares of Common Stock were outstanding under the 1999 Plan at a weighted average exercise price of $3.61 per share.

   Incentive Compensation Plan. The Company has adopted an incentive compensation plan. The plan is administered by the Compensation Committee of the Board of Directors, which determines eligible participants, performance goals, measurement criteria, performance ratings and amount and timing of payments. Awards under the plan are determined annually on the basis of our performance over the year in relation to certain pre-determined financial and operating goals. All awards are paid in full, in cash, following the year of performance. Awards are granted under the plan at the sole discretion of the Compensation Committee. During 2000, awards were granted to the executive officers as follows: G. Cotter Cunningham--$52,500; Robert J. DeFranco-- $38,750; Edward L. Newhouse--$50,000.

Limitation of Liability and Indemnification of Officers and Directors

   The Company's Articles of Incorporation provide that the liability of its directors for monetary damages is eliminated to the fullest extent permissible under Florida law and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under Florida law.

   The Company's Bylaws provide that the Company must indemnify its directors against all liabilities to the fullest extent permitted under Florida law and that it must advance all reasonable expenses incurred in a proceeding where the director was either a party or a witness because he or she was a director.

Compensation of Directors

   Neither employee nor non-employee directors receive compensation for services performed in their capacity as directors. The Company reimburses each director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any of its committees.

Compensation Committee Interlocks and Insider Participation

   The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2000: Bruns H. Grayson (Chairman), Jeffrey M. Cunningham and Randall E. Poliner. None of the members of the Compensation Committee is an executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To the Company's knowledge, its directors, executive officers and 10% stockholders complied during 2000 with all applicable Section 16(a) filing requirements except that G. Cotter Cunningham, Robert J. DeFranco, Joseph Jones and Procopia T. Skoran filed a late Form 4. The Company is not aware of any other persons other than directors and executive officers and their affiliates who own more than 10% of the common stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

   The Compensation Committee of the Company's Board of Directors has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Commission. This report outlines the duties of the Compensation Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 2000 compensation was determined for the executive officers of the Company, with particular detail given to the 2000 compensation for the Company's Chief Executive Officer.

Compensation of Executive Officers Generally

   The Compensation Committee of the Board of Directors is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company's equity compensation plans. The Compensation Committee is comprised of three non-employee directors: Messrs. Grayson (Chair), Cunningham and Poliner. The Compensation Committee's overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company's business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company's long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

   Base Salary. Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Compensation Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.

   Incentive Bonuses. The Compensation Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The incentive bonus to each executive officer is based on the individual executive's performance as it relates to the Company's performance. Pursuant to the Company's employment agreement with Elisabeth DeMarse, the Company is required to pay Ms. DeMarse a bonus of $100,00 per year.

   Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the stockholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 31, 2000, options to purchase an aggregate of 860,936 shares of Common Stock were granted to the Company's current executive officers.

   Other Benefits. Benefits offered to the Company's executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's regular employees. In September 1996, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the "401(k) Plan") covering all of the Company's eligible full-time employees. Under the 40l(k) Plan, participants may elect to contribute, through salary reductions, up to 18% of their annual compensation subject to a statutory maximum. The Company provides additional matching contributions in the amount of 50% up to the first 6% contributed under the 40l(k) Plan. The 40l(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company will be deductible by the Company when made.

Compensation of the Chief Executive Officer

   The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of her past performance and its expectation of her future contributions to the Company's performance. On April 27, 2000, the Company elected Elisabeth DeMarse as President and Chief Executive Officer. Pursuant to her employment agreement with the Company, the Company has agreed to pay Ms. DeMarse an annual salary of $300,000 plus an annual bonus of $100,000. The Committee believes the compensation paid to Ms. DeMarse is reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

   Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and the other four most highly compensated executive officers of a corporation. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code, since the Company has not and does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. None of the compensation paid by the Company in 1999 was subject to the limitations on deductibility. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                          Compensation Committee

                                          Bruns H. Grayson (Chairman)
                                          Jeffrey M. Cunningham
                                          Randall E. Poliner

                            STOCK PERFORMANCE GRAPH

   The following graph provides a comparison of the cumulative total stockholder return on the Company's Common Stock for the period from May 13, 1999 (the closing date of the Company's initial public offering) through December 31, 2000, against the cumulative stockholder return during such period achieved by the Nasdaq Stock Market Index for U.S. Companies ("Nasdaq US") and the MediaGeneral Financial Services Internet Information Providers Index ("MG Internet Index"). The graph assumes that $100 was invested on May 13, 1999 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

                     Comparison of Cumulative Total Return

                             Among Bankrate, Inc.,

                The Nasdaq Stock Market Index for U.S. Companies

    And the Media General Financial Services Index for Internet Information
                                   Providers
                              [GRAPH APPEARS HERE]

                                                                NASDAQ
                                                      Bankrate,   US       MG
Measurement Period                                      Inc.     Index  Internet
------------------                                    --------- ------- --------
Measurement point--May 13, 1999......................  $100.00  $100.00 $100.00
June 30, 1999........................................    50.48   105.34   92.57
September 30, 1999...................................    40.38   107.05   89.15
December 31, 1999....................................    34.62   158.11  156.60
March 31, 2000.......................................    20.19   179.90  135.68
June 30, 2000........................................     8.65   154.73   97.52
September 29, 2000...................................     9.14   142.79   87.52
December 29, 2000....................................     1.45    95.95   46.09

   The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             CERTAIN TRANSACTIONS

   The Company entered into three lease agreements with Bombay Holdings, Inc. for its principal corporate offices and facilities. Bombay is wholly owned by Peter C. Morse, a director and principal stockholder of the Company. The leases include renewal options and require the Company to pay a percentage of the common maintenance charges. Rent expense paid to Bombay for the year ended December 31, 2000, December 31, 1999 and the six months ended December 31, 1998 was $287,164, $265,815 and $99,192, respectively. The Company believes that the terms of the lease agreements are no less favorable to us than those that could have been obtained from unaffiliated third parties.

   The Company's Board of Directors has adopted a resolution whereby all future transactions with related parties, including any loans from the Company to our officers, directors, principal stockholders or affiliates, must be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or a majority of the disinterested stockholders and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

   On April 5, 2000, Jeffrey M. Cunningham was appointed to the Company's Board of Directors as non-executive chairman. In accordance with the terms of a Stock Purchase Plan and Subscription Agreement (the "Purchase Agreement") entered into on that date, Mr. Cunningham purchased 431,499 shares of the Company's common stock for $997,840 in cash (or $2.313 per share). The purchase price of the shares is equal to the closing price per share of the Company's common stock on April 5, 2000, as reported by the Nasdaq National Market. In addition, on April 5, 2000, Mr. Cunningham was granted stock options under the 1999 Equity Compensation Plan to purchase 141,905 shares of common stock at $4.50 per share and 125,622 shares at $3.75 per share. One-half of the options vest and become exercisable on March 31, 2001, and the balance vest and become exercisable in equal monthly increments commencing on April 30, 2001 and concluding on March 31, 2002. The Company will recognize compensation expense of approximately $217,000 over the vesting period.

               INFORMATION REGARDING OUR INDEPENDENT ACCOUNTANTS

   KPMG LLP served as our independent accountants for the fiscal year ended December 31, 2000. The appointment of this firm was recommended to our Board of Directors by our Audit Committee. KPMG LLP has been our independent accountants since 1998.

   A representative of KPMG LLP is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed by our independent auditors for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as well as for the review of our financial statements included in our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000, totaled $150,000.

Financial Information Systems Design and Implementation of Fees

   No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to us by KPMG LLP for professional services in the fiscal year ended December 31, 2000.

All Other Fees

   The aggregate fees billed by KPMG LLP for professional services rendered other than as stated above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation of Fees" above totaled $15,400 in fiscal 2000. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of KPMG LLP.

                             STOCKHOLDER PROPOSALS

   Rules of the Commission require that any proposal by a stockholder of the Company for consideration at the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 31, 2001, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2002 Annual Meeting. Under such rules, the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

   In order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Article II, Sections 16 and 17 of the Company's Amended and Restated Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by a stockholder must be received by the Company not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting is mailed or (ii) the date on which such public disclosure was made.

                                 OTHER MATTERS

   Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the stockholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and stockholders.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       /s/ Elisabeth DeMarse
                                       President and Chief Executive Officer

                                                                     APPENDIX A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

Purpose

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Bankrate, Inc. (the "Company") to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

   Serve as independent and objective party to monitor the Company's financial reporting process and internal control system. Review and appraise the efforts of the Company's independent accountants. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

Composition

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Meetings

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financial statements consistent with Section IV described below.

Responsibilities and Duties

Documents / Reports Review

   To fulfill its responsibilities and duties the Audit Committee shall:

   Review and update this Charter periodically, at least annually, as conditions dictate.

   Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

   Review with financial management and the independent accountants the Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

   Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant's independence.

   Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

   Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Process

   In consultation with the independent accountants, review the integrity of the Company's financial reporting process, both internal and external.

   Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants and management.

Process Improvement

   Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

   Following the completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

   Review any significant disagreement among management and independent accountants in connection with the preparation of the financial statements.

   Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

   Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

   Review management's monitoring of the Company's compliance with the Company's Ethical Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

   Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

   Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

   Perform any other activities consistent with this Charter, the Company's By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

Reviewed and approved:

June 8, 2000

/s/ Peter C. Morse
________________________________
Peter C. Morse

/s/ Randall E. Poliner
________________________________
Randall E. Poliner

/s/ Jeffrey M. Cunningham
________________________________
Jeffrey M. Cunningham

/s/ Robert P. O'Block
________________________________
Robert P. O'Block

                                 Bankrate, Inc.
                       11811 U.S. Highway One, Suite 101
                        North Palm Beach, Florida 33408

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints G. Cotter Cunningham and Robert J. DeFranco, and each of them, with full power of substitution, as Proxy, to represent and vote all of the shares of Common Stock of Bankrate, Inc. held of record by the undersigned on April 16, 2001, at the Annual Meeting of Stockholders to be held on June 19, 2001 or any adjournment or postponement thereof, as designated hereon and in their discretion as to other matters. Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1.

                           I PLAN TO ATTEND MEETING [_]

    The Board of Directors Recommends a vote "FOR all nominees" in Proposal 1

Proposal 1 - Election of the following Nominees as Directors: Nominees:
Elisabeth DeMarse (Class II) and Bruns H. Grayson (Class II)

                 FOR                                          WITHHELD
      all Nominees listed above                        For all Nominees listed
       (except as marked to the                               above [_]
            contrary) [_]

     (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

                       (Please date and sign on reverse)
                          (Continued on reverse side)


                                           PLEASE MARK YOUR CHOICE
                                           LIKE THIS X IN BLUE OR

                                           BLACK INK.

                                           ------------------------------------
                                           Date

                                           ------------------------------------
                                           Signature

                                           ------------------------------------
                                           Signature if held jointly

                                           Please mark, date and sign as your
                                           name appears above and return in
                                           the enclosed envelope.